Exhibit 10.1
AMENDED STOCK PURCHASE AGREEMENT
     This Amended STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of August 29, 2006, by and between VIRCO MFG. CORPORATION, a Delaware corporation (the “Company”), and the purchasers listed on the signature page of this Agreement (each a “Purchaser” and collectively the “Purchasers”).
     WHEREAS, the Company and the Purchasers entered into certain Stock Purchase Agreements dated as of June 26, 2006 (the “Prior Agreements”) whereby the Company agreed to issue and sell, and the Purchasers agreed to purchase and pay for, an aggregate of 60,246 shares of the Company’s Common Stock, par value $.01 per share (the “Shares”); and
     WHEREAS, pricing for the Shares in the Prior Agreement was based upon a ten (10) day measuring period that had been negotiated a few weeks prior to the date of the Prior Agreement by third party investors; and
     WHEREAS, following discussions with the American Stock Exchange (the “Amex”) in connection with the Company’s application to list the Shares on the Amex, it was mutually agreed that the ten (10) day measuring period to calculate the fair market value of the Shares was inappropriate and should relate instead to the June 26, 2006 date of the Stock Purchase Agreements, rather than to the date of the Company’s agreement with its third party investors; and
     WHEREAS, the Company and the Purchasers have mutually agreed to reprice the Shares based upon the June 26, 2006 date of the Prior Agreement.
     NOW THEREFORE, the parties hereto agree that the Prior Agreements are hereby cancelled and rescinded, and the entire continuing understanding and agreement of the Company and the Purchasers with respect to sale and purchase of the Shares is as set forth in this Stock Purchase Agreement.
1. AGREEMENT TO SELL AND PURCHASE THE SHARES
     1.1 PURCHASE AND SALE
     Subject to the terms and conditions of this Agreement, the Purchasers hereby agree to purchase (severally and not jointly), and the Company hereby agrees to sell and issue to the Purchasers, at the Closing (as defined below) the respective number of Shares, as are set forth on Schedule A to this Agreement, and each Purchaser agrees to purchase and pay for that number of the Shares as is indicated next to his/her name on Schedule A.
     1.2. DELIVERIES AT CLOSING
     (a) Completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Gibson, Dunn & Crutcher LLP, counsel to the Company, at 2029 Century Park East, 40th Floor, Los Angeles, California, at 11:00 a.m. local time on September 31, 2006, or such other time and date as may be agreed by the parties (the “Closing Date”).
     (b) At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate registered in the name of such Purchaser representing the number of Shares purchased by such Purchaser as set forth on Schedule A hereto. Each stock certificate shall bear an appropriate legend referring to the fact that the Shares are being sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 under the Securities Act, as applicable.

     (c) At the Closing each Purchaser shall pay to the Company readily available funds in the respective amount committed as set forth opposite his name on Schedule A (collectively in the aggregate, the “Purchase Price”).
2. PURCHASE PRICE
     The Purchase Price for the Shares deliverable by the Company to the Purchasers at Closing shall be $5.02 for each of the Shares purchased, which was the average daily closing price for shares of the Company’s Common Stock on the American Stock Exchange (“Amex”) during a ten (10) day measuring period prior to the date of the Prior Agreement.
3. CONDITIONS TO CLOSING
     (a) The Company’s obligation to complete the sale of the Shares shall be subject to its receipt on the Closing Date of funds in the full amount of the Purchase Price in payment for the Shares.
     (b) The Purchasers’ obligation to pay for the Shares shall be subject to their receipt of the following items on the Closing Date:
     (i) Stock certificates representing the Shares in form satisfactory to the Purchasers;
     (ii) Warrant certificates in the form attached hereto as Schedule B (the “Warrants”) representing the Purchasers’ right to acquire 25% of the number of Shares being purchased on the Closing Date (the “Warrant Shares”) over a five year period at an exercise price of $5.60 per share during the first three (3) years following the Closing Date and of $6.06 per share during the fourth (4th) and fifth (5th) years following the Closing Date; and
     (iii) Evidence of listing of the Shares on the Amex.
4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
     The Company hereby represents and warrants to the Purchasers as follows:
     4.1 ORGANIZATION, STANDING AND QUALIFICATION
     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the financial condition or the earnings or assets of the Company.
     4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE
     (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease, sublease, voting agreement, voting trust or other agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation or order.
     4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES
     (a) The Shares have been duly authorized for issuance and sale pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment by the Purchasers of the Purchase Price, they will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.
     (b) Issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated in this Agreement.
     (c) Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act.
     4.4 CAPITALIZATION
     (a) The authorized capital stock of the Company consists of twenty five million (25,000,000) shares of Common Stock and three million (3,000,000) shares of Preferred Stock.
     (b) As of July 6, 2006, the issued and outstanding capital stock of the Company consisted of fourteen million three hundred twenty two thousand fifty one (14,322,051) shares of Common Stock. No shares of preferred stock are issued and outstanding. The shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive or other similar rights.
     (c) The Company has reserved, and has available for future issuance, an aggregate of 686,559 shares of Common Stock under the Company’s stock option plan (i) for issuance of shares upon the exercise of stock options granted or available for future grant and (ii) for issuance of shares of restricted stock. With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted by the Company to purchase shares of Common Stock or other securities of the Company, and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.
     4.5 FINANCIAL STATEMENTS
     The January 31, 2006 financial statements of the Company filed with the Securities and Exchange Commission (“SEC”) as part of the Company’s Form 10-K dated April 13, 2006 present fairly the financial position of the Company as of the dates indicated and the results of the Company’s operations for the periods specified. These financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company’s Form 10-K referred to above were prepared on an accounting basis consistent with such financial statements.
     4.6 NO MATERIAL CHANGE
     Since July 6, 2006,
     (a) there has been no material adverse change in the financial condition or in the earnings or assets of the Company, whether or not arising in the ordinary course of business;

     (b) there have been no transactions entered into by the Company other than those in the ordinary course of business which are material with respect to the Company;
     (c) there has been no issuance of additional shares of the Company’s Common Stock;
     (d) there has been no dividend or distribution of any kind declared, paid or made by the Company on its Common Stock; and
     (e) the Company has incurred no material liabilities or material contingent obligations.
     4.7 USE OF PROCEEDS
     The Company intends to use the proceeds from sale of the Shares for working capital and other general corporate purposes.
     4.8 NO DEFAULTS
     The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease, sublease, voting agreement, voting trust, or other material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.
     4.9 NO ACTIONS
     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company which, singly or in the aggregate, would result in any material adverse change in the financial condition or in the earnings or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.
     4.10 CONTRACTS
     All of the contracts filed with the SEC as part of the Company Documents are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts. The Company is in full compliance with all covenants, financial or otherwise, contained within its loan agreements and the Company has not received any correspondence from any of its lenders questioning or otherwise relating to the Company’s compliance with any such covenants.
     4.11 ENVIRONMENTAL MATTERS
     Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or the earnings or assets of the Company,
     (a) the Company is in compliance with all applicable Environmental Laws (as defined below);
     (b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals; and

     (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company.
     For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.
     4.12 LABOR MATTERS
     No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is threatened. To the best knowledge of the Company, no management level or other significant employee has indicated that he or she intends to terminate his or her employment with the Company and the Company has no plans to terminate any management level or other significant employee.
     4.13 PROPERTIES
     The Company has good and marketable title to its properties, free and clear of any material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record, except for the lien on substantially all of the assets and properties of the Company held by Wells Fargo Bank. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted) and suitable for their respective uses. All real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.
     4.14 INTELLECTUAL PROPERTY
     (a) The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”).
     (b) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.
     (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.
     (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission or board, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.
     (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights.

     (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights. No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.
     (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company pursuant to licenses.
     (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.
     4.15 PERMITS
     The Company possesses and is operating in compliance with, all material licenses, certificates, consents, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the financial condition or the earnings, assets or business prospects of the Company.
     4.16 TAXES
     The Company has filed all tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments and fees, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.
     4.17 COMPLIANCE
     The Company has conducted, and is conducting, its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules and regulations, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the financial condition, earnings or assets, of the Company.
     4.18 INSURANCE
     The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
     4.19 GOVERNMENTAL/ REGULATORY CONSENTS
     No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement, except for the filings disclosed in this Agreement to be made with the SEC and the Amex.
     4.20 SECURITIES AND EXCHANGE COMMISSION FILINGS
     (a) The Company has timely filed with the SEC all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (b) The information contained in the following documents (the “Company Documents”), is true and correct in all material respects as of their respective filing dates and as of the date of this Agreement:
(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006; and

(ii)	the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders.
     (c) As of their respective filing dates, the Company Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of the Company Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
     4.21 NO INTEGRATED OFFERING
     Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act or any applicable rules of the Amex. The Company will not make any offers or sales of any security that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirements under the Securities Act or any applicable rules of the Amex.
     4.22 NO MANIPULATION OF STOCK
     The Company has not taken, and will not take, any action that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale of the Shares.
     4.23 RELATED PARTY TRANSACTIONS
     Except (a) as disclosed in the Company’s Form 10-K dated April 13, 2006, and (b) as set forth in the Virtue Family Agreement, the Company does not have any oral or written contracts, arrangements or other agreements with any officer, director or 5% or greater stockholder of the Company or any affiliate of any such person.
5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS
     5.1 SECURITIES LAW REPRESENTATIONS AND WARRANTIES
     Each Purchaser represents, warrants and covenants to the Company as follows:
     (a) Such Purchaser has a preexisting business relationship with the Company and by reason of his business or financial experience has the capacity to protect his own interests in connection with purchase of the Shares.
     (b) Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company. Such Purchaser has requested, received, reviewed and considered all information deems relevant in making an informed decision to purchase the Shares.
     (c) Such Purchaser is acquiring the Shares for his own account for investment only and, except as contemplated by this Agreement, has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.
     (d) Such Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the representations and warranties of the Company contained in this Agreement, review of the Company Documents and his own due diligence examination of the Company.
     (e) Such Purchaser acknowledges that an investment in the Shares is a speculative investment and has a high degree of risk. Such Purchaser acknowledges that he has had the opportunity to obtain and review all information from the Company necessary to make a reasonably informed investment decision and he has had all questions asked of the Company answered to his reasonable satisfaction. Such Purchaser is able to bear the economic risk of an investment in the Shares.
     5.2 DUE EXECUTION, DELIVERY AND PERFORMANCE
     This Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.
     5.3 RESALES OF SHARES
     (a) Such Purchaser will not make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and such Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the stock certificate submitted to the Company’s transfer agent evidencing the Shares is accompanied by a certificate from such Purchaser to the effect that (i) the Shares have been sold in accordance with the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.
     (b) Such Purchaser will notify the Company promptly of the sale of any of the Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7 of this Agreement.
6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
     Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.
7. EXPENSES
     Except as otherwise expressly provided in this Agreement, the Company and the Purchasers shall each pay their own respective fees and expenses (including, without limitation, the fees of any attorneys, accountants or others engaged by such party) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.
8. ENTIRE AGREEMENT
     This Agreement constitutes the complete and exclusive statement of the terms of the agreement between the Company and the Purchasers with respect to sale and purchase of the Shares and supersedes all prior agreements, understandings, promises, and arrangements, oral or written, between the parties with respect to the subject matter hereof.

9. NOTICES
     All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:
     (a) if to the Company, to:
Virco Mfg. Corporation
2027 Harpers Way
Torrance, CA 90501
Attn: Chief Executive Officer
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
     (b) if to any Purchaser, at its address as set forth on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     Notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.
10. MODIFICATION; AMENDMENT
     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers.
11. HEADINGS
     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
12. SEVERABILITY
     If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.
13. GOVERNING LAW
     This Agreement shall be governed by and construed in accordance with the laws of the state of California and the federal law of the United States of America.
14. COUNTERPARTS
     This Agreement is being executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by the party to this Agreement and delivered to the other parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

VIRCO MFG. CORPORATION

By:	/s/ Robert E. Dose
Robert E. Dose
Its:	Vice President Finance

The “Purchasers”

/s/ Steve Presley
Steve Presley

/s/ Ed Gyenes
Ed Gyenes

/s/ Nick Wilson
Nick Wilson

/s/ Scotty Bell
Scotty Bell

/s/ Patty Quinones
Patty Quinones

/s/ Eric Nordstrom
Eric Nordstrom

/s/ Larry Maddox
Larry Maddox

/s/ James Simms
James Simms

/s/ Bassey Yau
Bassey Yau

/s/ Robert Virtue
Robert Virtue

/s/ Doug Virtue
Doug Virtue

/s/ Evan Gruber
Evan Gruber

Schedule A

	No. of Shares and	Share Purchase
Name and Address of Purchaser	Warrants Purchased	Price
Steve Presley	996	$4,999.92

	249

Ed Gyenes	929	$4,663.58

	232

Nick Wilson	2,787	$13,990.74

	697

Scotty Bell	1,992	$9,999.84

	498

Patty Quinones	398	$1,997.96

	100

Schedule A

	No. of Shares and	Share Purchase
Name and Address of Purchaser	Warrants Purchased	Price
Eric Nordstrom	7,968	$39,999.36

	1,992

Larry Maddox	3,300	$16,566.00

	825

James Simms	1,998	$10,029.96

	500

Bassey Yau	4,000	$20,080.00

	1,000

Robert Virtue	5,000	$25,100.00

	1,250

Doug Virtue	8,576	$43,051.52

	2,114

Schedule A

	No. of Shares and	Share Purchase
Name and Address of Purchaser	Warrants Purchased	Price
Evan Gruber	19,511	$97,945.22

	4,878

Schedule B
FORM OF WARRANT AGREEMENT
     THIS WARRANT AND THE UNDERLYING COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.
     This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged,                                                              (the “Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Virco Mfg. Corporation, a Delaware corporation (the “Company”), an aggregate of                                          (                    ) fully paid and nonassessable shares of the common stock, $.01 par value per share (the “Common Stock”), of the Company during the period commencing on the date of this Warrant and ending at 5:00 p.m. California time five (5) years from such date (the “Expiration Date”), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as may be adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Warrant Shares”.
     1. Exercise Price. The exercise price for the Warrant Shares shall be $6.02 per share during the first three (3) years from the date of this Warrant and $6.53 per share during the two (2) years preceding the Expiration Date. The prevailing exercise price is subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).
     2. Exercise and Payment. This Warrant may be exercised, in whole or in part, from time to time by the Holder prior to the Expiration Date by surrender to the Company, at the principal executive offices of the Company, of this Warrant and the Notice of Exercise attached hereto duly completed and executed by the Holder, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Warrant Shares being purchased as designated in the Notice of Exercise. In no event, however, shall this Warrant be exercised with respect to less than 5,000 Warrant Shares (unless it is exercised for a lesser number representing all of the remaining warrants owned by the Holder). Payment shall be made in readily available, same day funds.
     3. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock from time to time issuable as Warrant Shares. All such Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.
     4. Delivery of Stock Certificates. Promptly following the exercise, in whole or in part, of this Warrant, the Company shall issue in the name of, and deliver to, the Holder a certificate or certificates for the number of fully paid and nonassessable Warrant Shares which the Holder shall have requested and paid for pursuant to the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of the Warrant Shares at the time of delivery of the stock certificate or certificates evidencing the Warrant Shares.
     5. No Fractional Shares. No fractional Warrant Shares shall be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.
     6. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the issuance of the Warrant Shares to the Holder.
     7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or

Schedule B
destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall make and deliver a new replacement Warrant and dated as of such cancellation, in lieu of this Warrant.
     8. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.
     9. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:
          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the Expiration Date subdivide its shares of Common Stock by split-up or otherwise, or combine its shares of Common Stock, then the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate, corresponding adjustment shall also be made to the Exercise Price so that the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date remains the same.
          (b) Stock Dividend. If at any time the Company declares a dividend or other distribution on its Common Stock payable in Common Stock or Convertible Securities without payment of any consideration by the then-existing stockholders for the additional shares of Common Stock or the Convertible Securities (including the additional shares of Common Stock issuable pursuant to the terms thereof), then the number of Warrant Shares as to which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable pursuant to the terms of the Convertible Securities) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable) for such dividend shall equal the aggregate amount so payable immediately before such record date. As used herein, “Convertible Securities” means evidences of indebtedness, shares of stock or other securities, which are convertible into, exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.
          (c) Other Distributions. If at any time after the date hereof the Company distributes to its stockholders, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or Convertible Securities), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company’s Board of Directors or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Warrant Shares otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.
          (d) Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the Warrant Shares had this Warrant been exercised at such time.
          (e) Reclassification. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon

Schedule B
exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Warrant Shares had this Warrant been exercised at such time.
     10. Notice of Adjustments; Notices. Whenever the Exercise Price or number or kind of securities purchasable hereunder is adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.
     11. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall notify the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrant, any of the following events occur:
          (a) a dissolution, liquidation or winding up of the Company shall be submitted to the stockholders of the Company for approval; or
          (b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or
          (c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.
This notice to Holder shall be given simultaneously with the giving of notice to holders of Common Stock. Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice will not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.
     12. Restricted Securities. The Holder understands, confirms and acknowledges that this Warrant and the Warrant Shares constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired directly from the Company in transactions not involving a public offering and accordingly may not, under applicable laws and regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “1933 Act”) or availability of an applicable exemption from such registration. The Holder further acknowledges that a securities legend substantially similar to that on the first page hereof shall be placed on any Warrant Shares issued to the Holder upon exercise of this Warrant.
     13. Certification of Investment Purpose. The Holder covenants and agrees that at any time that this Warrant is exercised, in whole or in part, and as a condition thereto, a written certification of investment intent shall be delivered to the Company by the Holder.
     14. Disposition of Warrant and Warrant Shares; Transfer of Warrant. This Warrant and any Warrant Shares purchased hereunder may not be sold, transferred, assigned, pledged or hypothecated (any such action, a “Transfer”) by the Holder except in compliance with this Agreement. The Company shall not be required (i) to transfer on its books this Warrant or any Warrant Shares which have been Transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Warrant or the Warrant Shares or otherwise to accord voting or

Schedule B
dividend rights to any transferee to whom this Warrant or the Warrant Shares have been Transferred in contravention of the terms of this Warrant. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Warrant Shares. If at the time of a Transfer, a registration statement is not in effect to register the Warrant Shares, the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.
     15. Miscellaneous.
          (a) Construction. Unless the context indicates otherwise, the term “Holder” shall include any successor transferee or transferees of this Warrant, and the term “Warrant” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by one or more instruments or certificates issued upon division, exchange, substitution or transfer pursuant to Section 14.
          (b) Restrictions. By receipt of this Warrant, the Holder is making the same investment representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Warrant Shares. The Company acknowledges that the Holder may transfer some of these securities to accredited investors in valid private placements exempt from the registration requirements of the 1933 Act, provided that, if requested by the Company, the Holder shall furnish a legal opinion concerning the Transfer in form and substance reasonably satisfactory to the Company.
          (c) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten days’ advance written notice to the other party.

To Holder:

To the Company:	Virco Mfg. Corporation
2027 Harper’s Way
Torrance, CA 90501
Attention: CEO
          (d) Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
          (e) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
          (f) Entire Agreement. This Warrant constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

Schedule B
          (g) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.
          (h) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.
          (i) Counterparts. This Warrant is being executed in two or more counterparts, each of which shall constitute an original.
     IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date hereof.

THE COMPANY:

VIRCO MFG. CORPORATION

By:
Robert E. Dose
Its:	Vice President Finance

THE HOLDER:

DATED: August 29, 2006

Schedule B
NOTICE OF EXERCISE
To: VIRCO MFG. CORPORATION
     1. The undersigned hereby elects to purchase                      shares of Common Stock, $.01 par value per Share (“Warrant Shares”) of Virco Mfg. Corporation, a Delaware corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price pursuant to the terms of the Warrant.
     2. Please issue certificates representing the Warrant Shares purchased hereunder in the names and addresses and in the denominations indicated below.
     3. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Issuee Information: